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                                                                   EXHIBIT 10(a)

                                     FORM OF
                INDIVIDUAL GRANTOR TRUST PARTICIPATION AGREEMENT

         This INDIVIDUAL GRANTOR TRUST PARTICIPATION AGREEMENT ("Agreement") is entered into effective this 1st day of November, 2003 by and between The Sherwin-Williams Company ("Company") and ______________________________________
("Employee").

                                    RECITALS

    A. The Company has established and maintains The Sherwin-Williams Company Deferred Compensation Savings and Pension Equalization Plan (the "Nonqualified Plan") which is designed to provide supplemental retirement benefits and other deferral opportunities to a select group of key management employees;

    B. The Employee is a member of a class of employees who have been excluded from participation in the Nonqualified Plan; and

    C. The Company shall pay to the Employee and the Employee shall direct the Company to deposit (i) certain cash compensation payments on behalf of the Employee and (ii) any distribution which may be made in the future from the Nonqualified Plan, directly into an individual grantor trust to be established and maintained by Employee, which compensation amounts shall be in an amount equal to the amounts that would have been contributed to the Nonqualified Plan.

         NOW THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the parties agree as follows:

    1. Individual Grantor Trust. As a condition to the receipt of any compensation payments contemplated herein, the Employee agrees to establish and maintain an irrevocable individual grantor trust in the form attached hereto as Exhibit A (the "Trust") for the purpose of receiving and holding the cash deposits made pursuant to this Agreement and any interest or other earnings on the outstanding balances in the Trust. Employee hereby expressly appoints Company as his agent to act as "Administrator" of the Trust for purposes of providing guidelines and other information and direction to the trustee of the Trust; selecting the initial trustee and removing and appointing successor trustees; examining the books and records of the Trust; amending and terminating the Trust; and such other purposes as are expressly reserved to the Administrator in the Trust. In the event of a Change in Control of Company (as such term is defined in the Trust), the Employee may remove the Company as Administrator by delivering notice to the Company at the address set forth herein and complying with any additional requirements set forth in the Trust.

    2. Waiver of Nonqualified Plan Participation. The Employee acknowledges and agrees that, in consideration of the payments and other benefits of entering into this Agreement, the Employee hereby forever waives any future right which the Employee may have to participate in the Nonqualified Plan and expressly irrevocably elects not to participate in the Nonqualified Plan, even in the event the Employee ceases to be a member of the group of employees excluded by amendment to the Nonqualified Plan, and regardless of any enrollment or other information which may be made available to or completed by the Employee at any time in the future.

    3. Supplemental Compensation Payments; Nonqualified Plan Distribution. Commencing with the first pay period on or after November 21, 2003, the Company shall make available to the Employee via regular bi-weekly payroll, an amount equal to the amount the Employee would otherwise have contributed to or been entitled to have contributed on his behalf to the

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         Nonqualified Plan had he been permitted to continue participating under the then existing terms of such Nonqualified Plan ("Supplemental Compensation Payments"). The Employee hereby elects and directs the Company to contribute the Supplemental Compensation Payments directly to the Trust on the Employee's behalf. If the Employee receives a future distribution of his account balance and/or accrued benefit in the Nonqualified Plan, then the Employee agrees that such distribution shall also be contributed to the Trust and that any distribution forms completed in connection with the distribution from the Nonqualified
         Plan shall provide that the distribution, net of all applicable federal, state and local income, withholding and other taxes, shall be paid to the Trust on the Employee's behalf. All amounts payable pursuant to this Agreement shall be subject to applicable federal, state and local income, withholding and other taxes at the rates set forth in Exhibit C and shall be reduced therefore prior to transfer to the Trust.

    4. Additional Contributions. The Employee shall not contribute, nor shall the Employee permit any third party, to contribute any additional funds to the Trust (except for the crediting of interest and earnings on the assets in the Trust).

    5. Withdrawals from Trust. The Employee may withdraw Trust assets at any time; provided however, except as provided below, in the event the Employee elects to withdraw Trust assets, the Employee shall forfeit all right to receive any further gross-up for tax liability (as provided in Section 7 hereof) relating to all amounts in the Trust. Following a withdrawal, no further contributions shall be made to the Trust. Notwithstanding the foregoing, the Employee may elect to withdraw, no later than the close of business of the tenth (10th) day following the time an amount is contributed to the Trust, only the amount which was contributed during such ten (10) day period without forfeiting the right to receipt of gross-up pursuant to Section 7 and future contributions. In the event the Trust is required, pursuant to a final non-appealable court order issued pursuant to applicable state or federal law, to distribute a portion of the amounts held in the trust to a creditor or spouse, any amounts required to be distributed shall be considered a withdrawal from the Trust and no further gross-up or other rights set forth herein shall be available to the court ordered recipient of such amounts; provided however, that the Employee shall not be treated as having a withdrawal for purposes of the balance remaining in the Trust and shall not forfeit any rights to receipt of gross-up pursuant to Section 7, future contributions or other rights or benefits hereunder with respect to such remaining balance.

    6. Pledge of Trust Assets. Notwithstanding the provisions of Sections 5 and 10(e) hereof, the Employee shall be permitted to pledge all or a portion of the amounts in the Trust as collateral for a loan solely in connection with the exercise of stock options issued pursuant to The Sherwin-Williams Company 1994 Stock Plan, The Sherwin-Williams Company 2003 Stock Plan or any successor or similar stock option plan established by the Company.

    7. Gross-Up for Tax Liability Associated with the Trust. As soon as practicable following the end of each calendar year, the Employee shall be entitled to receive an additional payment under this Agreement (a "Gross-Up Payment") with respect to the net taxable interest and earnings on the assets in the Trust which have been invested by the Employee in those types of investment vehicles specified in Exhibit B ("Approved Investments"), which may be amended by the Company in its sole discretion from time to time. In the event the Approved Investment is Company common stock acquired by virtue of the exercise of stock options granted by the Company to the Employee, the amount of the Gross-Up Payment shall be determined only with reference to earnings and appreciation on such common stock during the period of time such common stock has been held by the Trust. Upon any such amendment, the Company shall, as promptly as practicable, furnish the Employee a copy of the amended Exhibit B. The Gross-Up Payment shall be determined in accordance with the

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         assumptions in Exhibit C such that, after payment by the Employee of all applicable taxes on the income and earnings on the assets in the Trust invested in Approved Investments (excluding any interest or penalties imposed with respect to such taxes), the Employee retains an amount of the Gross-Up Payment approximating the tax liability incurred by the Employee with respect to the income and earnings on the Approved Investments and the tax on the Gross-Up Payment. All determinations of the Gross-Up Payment shall be made in good faith by the Company in the manner and using the assumptions set forth in this Agreement and shall be the final, binding and non-appealable determination of the amount of the Gross-Up Payment, except to the extent the Employee can demonstrate gross error in the Company's determination. The Gross-Up Payment shall be made directly to the Employee and shall not be contributed to the Trust. All Gross-Up Payments shall be subject to applicable federal, state and local income, withholding and other taxes. Employee and Company acknowledge that it shall be Employee's responsibility to insure proper amounts are paid to taxing authorities during the tax year to comply with Section 6654 of the Internal Revenue Code of 1986, as amended (the "Code") (estimated taxes) and similar present or future federal, state or local requirements and avoid underpayment penalties. Any such penalties shall be the responsibility of Employee.

    8. Trust Fees. The Company shall pay, directly to the trustee of the Trust, all trustee fees associated with the establishment and maintenance of the Trust. The Employee shall pay all administrative charges associated with the Trust, including but not limited to brokerage fees and other charges associated with the investment activities of the Trust.

    9. Termination. This Agreement shall automatically terminate on the earliest to occur of the following dates: (1) the Employee's death; (2) the Employee's retirement; (3) the Employee's termination of employment with the Company for any reason; or (4) the Employee's withdrawal of any amounts from the Trust, except during the ten day period permitted pursuant to Section 5. Notwithstanding the foregoing, during the lifetime of the Employee, this Agreement may be terminated at any time by the Company by providing thirty (30) days written notice to the Employee. Any such termination shall operate on a prospective basis only and shall not alter the application of the terms of this Agreement with respect to the effect of the waivers, releases or other commitments made hereunder. In the event this Agreement is terminated as a consequence of the Employee's withdrawal of amounts from the Trust other than during the ten day period permitted pursuant to Section 5, the Employee shall receive a Gross-Up Payment, to the extent applicable, as soon as practicable following the withdrawal, only with respect to earnings through the date of termination of the Agreement. In the event this Agreement is terminated as a consequence of the Employee's death, retirement or termination of employment for any reason, the Employee (or beneficiary(ies) shall receive a Gross-Up Payment, to the extent applicable, as soon as practicable following death, retirement or termination of employment for any reason, with respect to earnings and unrealized appreciation through the date of termination of the Agreement.

    10.  Miscellaneous.

              a. Nothing in this Agreement shall be construed to confer upon the Employee the right to continue in the employment of the Company, or to require the Company to continue the employment of the Employee.

              b. Nothing in this Agreement shall be construed as altering the Employee's responsibility to comply with all applicable policies and procedures established by the Company governing the employment relationship and conduct of business, including but not limited to the obligation to comply with all applicable polices and procedures regarding insider trading and transactions in Company securities.

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              c.  This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Employee or his Beneficiaries and the Employee's spouse and their heirs, executors, other successors in interest, administrators and legal representatives.

              d. Company and the Employee specifically acknowledge that this Agreement and the Individual Grantor Trust are not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

              e. No benefit payable under this Agreement may be assigned, transferred, encumbered or subjected to legal process for the payment of any claim against Employee, his spouse, family member or beneficiary.

              f. The validity and interpretation of this Agreement shall be governed by the laws of the State of Ohio.

              g. The Employee's beneficiaries shall be determined in accordance with the terms of the trust agreement pursuant to which the Trust is maintained.

         IN WITNESS WHEREOF, the parties have set their hand effective this 1st day of November, 2003.

         THE SHERWIN-WILLIAMS COMPANY              EMPLOYEE

         By: __________________________            By: _________________________

         Printed Name: Thomas E. Hopkins           Printed Name: _______________

         Title: Senior Vice President -            Title: ______________________
                Human Resources

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                                    EXHIBIT A

                                [EXECUTIVE NAME]
                        FORM OF INDIVIDUAL GRANTOR TRUST

         This [EXECUTIVE NAME] INDIVIDUAL GRANTOR TRUST AGREEMENT ("Trust Agreement") is made effective this 1st day of November, 2003 by and between _________________________("Grantor") and Wachovia Bank, National Association ("Trustee").

                                    RECITALS

(a) The Sherwin-Williams Company ("Company") has established and maintains certain nonqualified deferred compensation and other plans, programs and arrangements ("Arrangements");

(b) Company has amended certain of such Arrangements to exclude a class of employees, of which Grantor is a member, from further participation in the Arrangements and to provide for distribution of all amounts which Grantor has accrued in the Arrangements through the date of such amendment; and

(c) Company and Grantor have entered into an Individual Grantor Trust Participation Agreement ("Participation Agreement") effective November 1, 2003, pursuant to which Grantor has elected, among other things, to contribute certain amounts to be distributed from the Arrangements and other future compensation payments to this Trust in consideration of Company's promise to make certain additional compensation payments to Grantor on the condition that such compensation payments be contributed by Grantor directly to this Trust.

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION 1.                 ESTABLISHMENT OF THE TRUST

(a) The Trust is intended to be a Grantor Trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, held for the benefit of [insert executive name] and shall be construed accordingly.

(b)      Grantor shall be considered the grantor for the purposes of the Trust.

(c) Pursuant to its appointment in the Participation Agreement, Company shall be considered the Administrator for purposes of this Trust and shall have the powers, rights and duties set forth herein. Company shall designate, in a written certificate furnished to Trustee, those individuals authorized by Company to give direction to Trustee on behalf of Company as Administrator. Company shall have the right to change such designations from time to time by written notice to Trustee. In taking or omitting to take any action hereunder, Trustee may rely on the latest certificate received without further inquiry or verification; provided such action or omission is within the scope of Administrator's rights hereunder. Notwithstanding the foregoing, in the event of a Change in Control (as defined in Section 12), Grantor may remove Company (or its successor) and any designees as Administrator by delivering written notice of its intent to remove the Administrator to both Company and Trustee.

                                       A-1
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         Trustee may rely upon any notice of removal received from Grantor without further inquiry or verification, unless Company (or its successor) provides to Trustee within ten (10) days of Company's receipt of Grantor's notice of removal, written notice certifying that no Change in Control occurred. In the event Grantor removes Company as Administrator, Grantor shall be deemed to be the Administrator.

(d) The Trust hereby established is irrevocable by the Grantor. Neither the Company nor any person other than the Grantor (or the Grantor's beneficiaries in the event of Grantor's death) and the Trustee (solely when acting as such) shall have any right, title or interest in the assets of the Trust Fund (as defined below).

(e) Grantor hereby deposits with or transfers to the Trustee in Trust one dollar and zero cents ($1.00) which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

(f) Trustee accepts the duties and obligations as "trustee" hereunder and agrees to accept funds delivered to it on behalf of Grantor and to hold such funds and any proceeds from the investment of such funds in trust in accordance with this Agreement.

SECTION 2.                 TRUST FUND

(a) The principal of the Trust, and any earnings thereon ("Trust Fund") shall be held separate and apart from other funds of the Grantor. Any assets held by the Trust will be subject to the claims of the general creditors of Grantor under federal and state law.

(b) Except as contemplated in the Participation Agreement, Grantor shall not make additional deposits of cash or other property to the Trust to augment the principal to be held, administered and disposed of by the Trustee. The Trustee is not obliged to determine whether funds delivered to or distributions from the Trust are proper under the Trust Agreement, or whether any tax is due or payable as a result of such delivery or distribution. The Trustee shall be protected in making any distribution from the Trust, including any amounts payable to a creditor or spouse pursuant to a final non-appealable court order entered pursuant to applicable state or federal law, pursuant to the provisions of this Trust Agreement, and the Trustee shall not be liable for any distribution made in good faith without written notice or knowledge that the distribution is not proper under the terms of the Agreement.

                                       A-2
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SECTION 3.                 INVESTMENT AUTHORITY

(a) Grantor shall have the power, in its sole discretion, to direct the Trustee in investing and reinvesting the Trust Fund:

         (1) To invest and reinvest in any readily marketable common and preferred stocks (including stock or rights to acquire stock or other obligations issued by the Company), bonds, notes, debentures, certificates of deposit or demand or time deposits (including any such deposits with the Trustee) and shares of investment companies and mutual funds, without being limited to the classes or property in which the Trustees are authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Trust Fund. Notwithstanding the foregoing provisions of this Section 3(a)(1) or any other provisions of this Trust Agreement, regardless of any resulting risk or lack of diversification, Grantor may, prior to the termination of the Trust, direct the investment or liquidation of such funds in one or more external brokerage accounts established by the Trustee. The Trustee shall not be liable for a loss that results from following the investment directions provided by Grantor;

         (2)      To retain any property at any time received by the Trustee;

         (3) To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

         (4) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

         (5) To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof any assessments levied with respect to any such property to deposit;

         (6)      To extend the time of payment of any obligation held by it;

         (7) To hold uninvested any moneys received by it, without liability for interest thereon, but only in anticipation of payments due for investments, reinvestments, expenses or disbursements;

         (8) To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;

         (9) To borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

         (10) To employ suitable contractors and counsel, who may be counsel to the Trustee, and to pay their reasonable expenses and compensation from the Trust Fund;

                                       A-3
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         (11)     To register investments in its own name or in the name of a nominee; to authorize the Company to send deposits directly to one or more external brokerage account(s) established by the Trustee and to hold any investment in such brokerage account(s); and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons, or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Trust Fund shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust Fund;

         (12) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

         (13) To furnish Grantor with such information regarding the Trust or assets in the Trust in the Trustee's possession as Grantor may need for tax or other purposes;

         (14) To hold any other class of assets which may be contributed by the Grantor and that is deemed reasonable by the Trustee, unless expressly prohibited herein;

         (15) To appoint a brokerage firm as custodian of part or all of the Trust Fund, and each such brokerage firm shall have such rights, powers, duties and discretions as are delegated to it by the Trustee and as are consistent with the powers, duties and discretions reserved to the Trustee under this Agreement; and

         (16) Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Trust Fund.

(b) Notwithstanding the foregoing, Administrator shall have the authority to establish and deliver to Trustee from time to time written investment guidelines setting forth the parameters within which Trustee shall exercise its authority with respect to the investment of the Trust Fund, subject to the above restrictions, and Trustee shall have no liability to Administrator, Company, Grantor or any other person interested in the Trust Fund for any action or omission in reliance upon such guidelines.

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(c)      Nothing in this Trust Agreement shall prevent Grantor from pledging all or a portion of the Trust Fund as collateral or security.

SECTION 4.                 DISPOSITION OF INCOME

During the term of this Trust, all income received by the Trust, net of expenses and taxes shall be accumulated and reinvested within the Trust.

SECTION 5.                 WITHDRAWALS FROM TRUST

Subject to any limitations which may be imposed upon Grantor by the Participation Agreement, Grantor may withdraw funds from the Trust at any time.

SECTION 6.                 ACCOUNTING BY THE TRUSTEE

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Administrator and Trustee. The Trustee shall deliver to Grantor and Administrator a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Trustee shall furnish the Administrator with information relating to the actual (and, if requested, estimated) income of the Trust Fund, including the character of such income, as the Administrator may from time to time request. In addition, Trustee shall make its books and records with respect to the Trust available to Administrator for inspection and audit during reasonable business hours upon reasonable advance written notice.

SECTION 7.                 RESPONSIBILITY OF THE TRUSTEE

(a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Grantor or Administrator which is contemplated by, and in conformity with, the terms of the Arrangements or this Trust and is given in writing by the Grantor or Administrator, as appropriate. The Trustee shall have no duty to question or make inquiries as to any action or direction given by Grantor, or the failure of Grantor to take such action or give directions. In the event of a dispute between the Grantor and a third party, the Administrator and a third party or the Grantor and the Administrator, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b) The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein.

(c) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or pursuant to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

SECTION 8.                 COMPENSATION AND EXPENSES OF THE TRUSTEE

The Trustee's compensation shall be as agreed in writing from time to time by the Administrator and the Trustee. Grantor shall pay all administrative expenses associated with the Trust and transactions relating to the Trust Fund. Company shall pay the Trustee's fees at all times prior to the termination of the Participation Agreement and shall promptly reimburse the Trustee for any fees and expenses of its agents. If not so paid, the fees and expenses shall be paid from the Trust.

SECTION 9.                 RESIGNATION AND REMOVAL OF THE TRUSTEE

(a) Trustee may resign at any time by written notice to Administrator and Grantor, which shall be effective sixty (60) days after receipt of such notice by Administrator unless Administrator and the Trustee agree otherwise. If Administrator fails to act within a reasonable period of time following such resignation, Trustee shall apply to a court of competent jurisdiction for appointment of a successor Trustee or for instructions.

(b) Trustee may be removed by Administrator on sixty days (60) days notice or upon shorter notice accepted by the Trustee.

(c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless Administrator extends the time limit.

(d) If the Trustee resigns or is removed, a successor shall be appointed by Administrator, in accordance with Section 10 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 10.                APPOINTMENT OF SUCCESSOR

(a) If Trustee resigns or is removed in accordance with Section 9 hereof, Administrator may appoint a qualified institution to replace the Trustee upon resignation or removal. The successor Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust. The former Trustee shall execute any instrument necessary or reasonably requested by the Administrator or the successor Trustee to evidence the transfer.

(b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

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

SECTION 11.                AMENDMENT OR TERMINATION

(a) Administrator, on behalf of Grantor, may from time to time amend this Trust Agreement in any respect, provided, however, that no such amendment shall change the duties, responsibilities or compensation of Trustee without its written consent or shall cause any amount held in the Trust Fund to be payable to Company or to any person other than Grantor, his beneficiaries or estate. Any such amendment to this Trust Agreement shall be evidenced by a written instrument executed by the Trustee and Administrator. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Arrangements or shall make the Trust revocable.

(b) The Trust shall terminate upon the death of the Grantor. In the event of termination as a consequence of death, the Trustee shall deliver the Trust Funds to the beneficiary(ies) designated by Grantor pursuant to
         Section 13(d).

(c) Upon the date on which the Participation Agreement terminates, Company shall relinquish all rights as Administrator of the Trust and Grantor shall be deemed to be the Administrator. At such time as Grantor becomes the Administrator, whether pursuant to this Section 11(c) or
         Section 1(c), Grantor may terminate this Trust Agreement and the Trust at any time upon advance written notice to the Trustee.

SECTION 12.                CHANGE IN CONTROL

For purposes of this Trust, the following terms shall be defined as follows:

(a) A person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, hereinafter "Exchange Act") shall be deemed the "BENEFICIAL OWNER" of and shall be deemed to "beneficially own" any securities:

         (1) which such person or any of such person's "Affiliates" or "Associates" (as such terms are defined in Rule 12b-2, as in effect on April 23, 1997, of the General Rules and under the Exchange Act) is considered to be a "beneficial owner" under Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on April 23, 1997;

         (2) which such person or any of such person's Affiliates or Associates, directly or indirectly, has or shares the right to acquire, hold, vote (except pursuant to a revocable proxy as described in the proviso to this Section 12(a)) or dispose of such securities (whether any such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

         (3) which are beneficially owned, directly or indirectly, by any other person (or any Affiliate or Associate of such other person) with which such person (or any of such person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), with respect to acquiring, holding, voting (except as described in the proviso to this Section 12(a)) or disposing of any securities of the Company;

         provided, however, that a person shall not be deemed the Beneficial Owner of, nor to beneficially own, any security if such person has the right to vote such security pursuant to an agreement, arrangement or understanding which (I) arises solely from a revocable proxy given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (II) is not also then reportable on Schedule 13D (or any comparable or successor report) under the Exchange Act; and provided, further, that nothing in this
         Section 12(a) shall cause a person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to beneficially own, any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition or such later date as the Board of Directors may determine in any specific case.

(b)      "CHANGE IN CONTROL" shall be deemed to have occurred if:

         (1) Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) who or that, together with all Affiliates and Associates of such person, is the Beneficial Owner of ten percent (10%) or more of the shares of Common Stock of the Company then outstanding, except:

                  (i)      the Company;

                  (ii) any of the Company's subsidiaries in which a majority of the voting power of the equity securities or equity interests of such subsidiary is owned, directly or indirectly, by the Company;

                  (iii) any employee benefit or stock ownership plan of the Company or any trustee or fiduciary with respect to such a plan acting in such capacity; or

                  (iv) any such person who has reported or may, pursuant to Rule 13d-1(b)(1) of the General Rules and Regulations under the Exchange Act, report such ownership (but only as long as such person is the Beneficial Owner of less than fifteen percent (15%) of the shares of Common Stock then outstanding) on Schedule 13G (or any comparable or successor report) under the Exchange Act

                  Notwithstanding the foregoing: (I) no person shall become the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause
                  (iv) above) solely as the result of an acquisition of Common Stock by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock then outstanding; provided, however, that if a person becomes the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock solely by reason of purchases of Common Stock by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock which has the effect of increasing such person's percentage ownership of the then-outstanding shares of Common Stock by any means whatsoever, then such person shall be deemed to have triggered a Change in Control; and (II) if the Board of Directors determines that a person who would otherwise be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above) of the shares of Common Stock has become such inadvertently (including, without limitation, because (1) such person was unaware that it Beneficially Owned ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause
                  (iv) above) of the shares of Common Stock or (2) such person was aware of the extent of such beneficial ownership but such person acquired beneficial ownership of such shares of Common Stock without the intention to change or influence the control of the Company) and such person divests itself as promptly as practicable of a sufficient number of shares of Common Stock so that such person would no longer be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (iv) above), then such person shall not be deemed to be, or have been, the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause
                  (iv) above) of the shares of Common Stock, and no Change in Control shall be deemed to have occurred.

         (2) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company and any new director (other than a director initially elected or nominated as a director as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of such director) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

         (3) There shall be consummated any consolidation, merger or other combination of the Company with any other person or entity other than:

                  (i) a consolidation, merger or other combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such consolidation, merger or other combination; or

                  (ii) a consolidation, merger or other combination effected to implement a recapitalization and/or reorganization of the Company (or similar transaction), or any other consolidation, merger or other combination of the Company, which results in no person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange
                           Act), together with all Affiliates and Associates of such person, becoming the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in Section 13(d)(2)(D)) of the combined voting power of the Company's then outstanding securities.

         (4) There shall be consummated any sale, lease, assignment, exchange, transfer or other disposition (in one transaction or a series of related transactions) of fifty percent (50%) or more of the assets or earning power of the Company (including, without limitation, any such sale, lease, assignment, exchange, transfer or other disposition effected to implement a recapitalization and/or reorganization of the Company (or similar transaction)) which results in any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange
                  Act), together with all Affiliates and Associates of such person, owning a proportionate share of such assets or earning power greater than the proportionate share of the voting power of the Company that such person, together with all Affiliates and Associates of such person, owned immediately prior to any such sale, lease, assignment, exchange, transfer or other disposition.

         (5) The shareholders of the Company approve a plan of complete liquidation of the Company.

SECTION 13.                MISCELLANEOUS

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) This Trust Agreement shall be governed by and construed in accordance with the laws of Ohio.

(c)      Any notice required pursuant to this Trust Agreement shall be delivered
         (1) personally, (2) via overnight delivery, or (3) via certified or registered mail, return receipt requested to the parties at the following addresses (or such subsequent address as any party may furnish in writing to the other parties):

         Grantor:          ______________________________
                           ______________________________
                           ______________________________

         Trustee:          Wachovia Bank, National Association
                           Mail Code: NC6251
                           One West Fourth Street
                           Winston-Salem, NC 27101
                           Attention: Executive Services

         Administrator:    The Sherwin-Williams Company
                           101 Prospect Avenue, N.W.
                           Cleveland, Ohio 44115
                           Attention: Vice President - Compensation & Benefits

(d) Grantor shall furnish Trustee a written designation of beneficiary(ies) of this Trust and allocation the Trust Funds among such beneficiary(ies), which designation and allocation may be amended in writing from time to time by Grantor. In the event Grantor fails to designate beneficiary(ies) or in the event that such beneficiary(ies) are not surviving at the time of distribution, the beneficiary shall be Grantor's spouse and if none, his estate.

(e) Neither the Company nor any person other than the Grantor and, in the event of the Grantor's death, the Grantor's beneficiary(ies), and the Trustee acting as such, have any right, title or interest in the assets of the Trust. The assets of the Trust shall at no time be subject to the rights of creditors of the Company.

IN WITNESS WHEREOF, this Individual Grantor Trust Agreement has been executed on behalf of the parties hereto on the day and year first above written.

GRANTOR                                     TRUSTEE

By: ___________________________________     By: ________________________________

                                            Its: _______________________________

ATTEST:
                                            ATTEST:

By: ___________________________________     By: ________________________________

                                            Its: _______________________________

UNDERSTOOD AND AGREED AS ADMINISTRATOR:

THE SHERWIN-WILLIAMS COMPANY

By: ___________________________________

Its: __________________________________

                                    EXHIBIT B
                              APPROVED INVESTMENTS

    TYPE                                          FUND NAME

Cash                                Fidelity Retirement Government Money Market
Fixed Income                        Spartan Short-Intermediate Municipal Income
Fixed Income                        Fidelity U.S. Bond Index
Fixed Income                        PIMCO Low Duration Fund

Balanced                            Fidelity Puritan

Equity                              Fidelity Equity Income
Equity                              Mutual Shares
Equity                              Fidelity Spartan U.S. Equity Index
Equity                              Fidelity Contrafund
Equity                              Fidelity Low-Price Stock
Equity                              Fidelity Magellan
Equity                              Fidelity Mid-Cap Stock
Equity                              Manager's Special Equity
Equity                              Fidelity Diversified International
Equity                              Sherwin-Williams Common Stock

Freedom Funds                       Fidelity Freedom Income
Freedom Funds                       Fidelity Freedom 2000
Freedom Funds                       Fidelity Freedom 2010
Freedom Funds                       Fidelity Freedom 2020
Freedom Funds                       Fidelity Freedom 2030
Freedom Funds                       Fidelity Freedom 2040

NOTES:

Choosing investments other than the Approved Investment may result in the suspension on investment income tax gross-up.

The administrator reserves the right to change the list of Approved Investment from time-to-time without prior written notice to Grantor/Employee.

                                    EXHIBIT C
                                 TAX ASSUMPTIONS

Federal income tax rate: the highest marginal Federal income tax rate that applies to the type of income being taxed as adjusted for the phase out of federal deductions under current law (or as adjusted under any subsequently enacted similar provisions of the Code).

State income tax rate: the highest adjusted marginal state tax income tax rate that applies to the type of income being taxed based on the Employee's workplace location as adjusted for the federal deduction of state and local taxes and the phase out of federal deductions under current law (or as adjusted under any subsequently enacted similar provisions of the Code).

Local income tax rate: the highest adjusted marginal local income tax rate that applies to the type of income being taxed based on the Employee's residence and workplace location as adjusted for the federal deduction of state and local taxes and the phase out of federal deductions under current law (or as adjusted under any subsequently enacted similar provisions of the Code).

OASDI: the applicable Hospital Insurance rate of tax under Section 3101(b) of the Code during the applicable year and, if the Employee has not exceeded the applicable Old Age, Survivors and Disability Income ("OASDI") base amount under
Section 3121(a) of the Code, the applicable OASDI rate of tax under Section 3101(a) of the Code during the applicable year, provided, however, that the OASDI rate of tax shall be taken into account in this calculation only to the extent necessary to reimburse the Employee for OASDI tax up to the OASDI base amount.

The foregoing tax assumptions are based upon the current state of tax law and interpretation. The Company reserves the right to adjust in good faith any of the above assumptions to take into consideration changes in the tax law adopted subsequent to the date of this Agreement.

                                       C-1